UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2021

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CHURCHILL CAPITAL CORP VII
(Exact name of registrant as specified in its charter)

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Delaware	001-40051	85-3420354
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Fifth Avenue, 12th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 380-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fifth of one warrant	CVII.U	New York Stock Exchange

Shares of Class A common stock	CVII	New York Stock Exchange

Warrants	CVII WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective May 11, 2021, the Board of Directors (the “Board”) of Churchill Capital Corp VII (the “Company”) appointed Andrew Frankle and Stephen Murphy as directors of the Company. Mr. Frankle will serve as a Class III director of the Company with a term expiring at the Company’s third annual meeting of stockholders following the Company’s initial public offering, and Mr. Murphy will serve as a Class II director of the Company with a term expiring at the Company’s second annual meeting of stockholders following the Company’s initial public offering. Mr. Frankle will serve on the Audit Committee of the Board, the Compensation Committee of the Board and the Nominating Committee of the Board. Mr. Murphy will serve on the Audit Committee of the Board, the Compensation Committee of the Board and the Nominating Committee of the Board.

Mr. Frankle is the Founder and Managing Director of Eleven Capital Advisors, an investment banking team that provides dedicated coverage to professionally managed family offices, successful entrepreneurs and family-sponsored pools of capital. From 2016 to 2020, Mr. Frankle served as a Managing Director at Credit Suisse, providing investment banking and capital markets coverage for family offices. Previously, he was a Managing Director and Group Head of ICG Business Development at Citigroup Global Markets, Inc., where he focused on expanding financial products and services delivered to institutional clients. Mr. Frankle previously served as a Managing Director in Citigroup’s Media & Entertainment Group. Prior to Citigroup, Mr. Frankle was a Managing Director and the Head of US Media & Communications Investment Banking at Schroder & Co, Inc. Mr. Frankle began his career as a financial analyst and associate in the Corporate Finance Department at Wertheim Schroder & Co Incorporated. Mr. Frankle was also appointed to the Board of Directors of Churchill Capital Corp VI effective May 11, 2021. Mr. Frankle earned his M.B.A., with honors, from the Harvard Graduate School of Business Administration and received his B.S. in Economics from The Wharton School at the University of Pennsylvania, graduating summa cum laude with the Robert J. Schweich Prize in Security Analysis. Mr. Frankle was selected to serve on the Company’s Board due to his significant financial and leadership experience.

Mr. Murphy is Co-Founder and Executive Chairman of Authentic Bespoke Limited, a boutique investment group, and serves on the boards of all of its wholly-owned subsidiaries. Mr. Murphy has significant past investment banking, principal investing, and direct entrepreneurial experience across a wide range of industries and is actively involved in a number of international businesses at board levels. Mr. Murphy is an angel investor in various technology companies which are pursuing “green” or sustainable solutions. Mr. Murphy served as a director of various companies related to Choiseul Africa Capital, which was involved in infrastructure investment in developing African countries, including a US$4.7 billion oil refining complex, electricity and gas production and distribution and waste management services. Mr. Murphy has also served principally as either a company director or chairman of various luxury goods companies in the UK and Ireland. Mr. Murphy was trained as a financial analyst in New York starting in 1985 and ultimately was made head of Salomon Brothers International’s M&A Group in London. As a Managing Director of Citigroup International, Mr. Murphy was involved in the evaluation of private and public financings and capital raising. Mr. Murphy was also appointed to the Board of Directors of Churchill Capital Corp VI effective May 11, 2021. Mr. Murphy received an M.B.A. from St. John's University and a B.S. from CUNY's John Jay College. Mr. Murphy was selected to serve on the Company’s Board due to his significant financial and leadership experience.

In connection with their elections to the Board, Mr. Frankle and Mr. Murphy will enter into indemnification agreements with the Company pursuant to which the Company will agree to indemnify them from certain liabilities that may arise by reason of their status as directors and advance certain expenses incurred by them. The form of indemnification agreement was filed as Exhibit 10.7 to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”) on February 8, 2021. Mr. Frankle and Mr. Murphy will also enter into letter agreements among Churchill Sponsor VII LLC and the Company’s officers and directors, and these agreements waive certain redemption rights and certain rights to liquidating distributions from the trust account. The form of letter agreement was filed as Exhibit 10.2 to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on February 8, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Churchill Capital Corp VII

Date: May 11, 2021	By:	/s/ Jay Taragin
		Name:	Jay Taragin
		Title:	Chief Financial Officer